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                                                                Exhibit 99.(h.2)

          EXPENSE REIMBURSEMENT AND UNDERWRITER PARTICIPATION AGREEMENT

     This Expense Reimbursement and Underwriter Participation Agreement (the "Agreement"), dated as of December 15, 2003, is entered into among Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 2, a registered closed-end management investment company (the "Fund"), Claymore Advisors, LLC, the investment adviser to the Fund (the "Investment Adviser"), Western Asset Management Company, the investment subadviser to the Fund (the "Investment Manager"), and Claymore Securities, Inc. ("Claymore," and together with the Investment Adviser, the "Claymore Parties"), an underwriter in connection with the initial public offering of common shares of beneficial interest (the "Common Shares") of the Fund, with respect to (i) certain distribution assistance to be provided by Claymore to the Fund, limited exclusively to providing offering and marketing materials and additional information to registered broker-dealers who are part of the underwriting syndicate publicly offering the Common Shares and at a later date preferred shares of beneficial interest (if any) of the Fund (collectively, the "Shares") and (ii) the payment by the Investment Adviser, Claymore and the Investment Manager and reimbursement by the Fund of certain expenses in connection with the organization of the Fund and the offering of the Common Shares. In consideration of their mutual promises, the parties agree as follows:

1.   STATUS OF CLAYMORE

     (a) Claymore represents and warrants to the Investment Manager and the Fund that:

          (i) Claymore is a broker-dealer registered as such with the Securities and Exchange Commission (the "SEC") and is registered or qualified in all capacities and jurisdictions required by reason of any participation in the distribution of Shares by it while providing the services described above, and each employee or agent of Claymore who participates in the distribution of Shares has all necessary licenses and qualifications in all capacities and jurisdictions required by reason of any participation in the distribution of Shares pursuant to this Agreement.

          (ii) Claymore is a member of the National Association of Securities Dealers, Inc. (the "NASD"). Claymore agrees to abide by all applicable law, including, without limitation, all of the rules and regulations of the NASD (including, without limitation, the NASD Rules of Fair Practice), in connection with the participation in the distribution of Shares. Claymore agrees to notify the Investment Manager and the Fund in writing immediately in the event of (A) its expulsion or suspension from the NASD, or (B) its being found to have violated any applicable federal or state law, rule or regulation (1) in connection with its activities as a broker-dealer or in connection with this Agreement, or (2) which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Claymore's expulsion from the NASD will automatically

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                terminate this Agreement immediately without notice. Suspension of Claymore from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon the Fund's or the Investment Manager's written notice of termination to Claymore.

          (iii) Claymore is familiar with and understands the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and has substantial experience with offers and sales of securities by issuers involving a public offering under the 1933 Act.

          (iv) Claymore is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Kansas, and has the corporate power and authority to execute this Agreement.

          (v) Each of the execution and delivery by Claymore of this Agreement and the performance by Claymore of its obligations hereunder have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the certificate of incorporation or by-laws of Claymore, or any provision of any indenture, agreement or other instrument to which Claymore is a party or by which any of its properties or assets is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

          (vi) This Agreement has been duly executed and delivered by Claymore and constitutes the legal, valid and binding obligation of Claymore, enforceable in accordance with its terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting creditor's rights generally; and (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          (vii) Claymore holds all governmental and other licenses, permits, franchises and other authorizations necessary for the conduct of its business as proposed to be conducted herein, including all necessary registrations with respect to broker-dealer activities.

     (b) The Fund assumes no obligation or responsibility as to Claymore's right to participate in the distribution of the Fund's Shares in any jurisdiction. If Claymore, while performing the services it provides the Fund hereunder, becomes subject to the laws of any jurisdiction, Claymore will take, at its own expense, such action, if any, as may be necessary to comply with the laws of such jurisdictions.

     (c) Claymore agrees that it will maintain the registrations, qualifications, exemptions, memberships and authorizations referred to in paragraphs (a) and (b) in good standing and in full force and effect throughout the term of this Agreement.

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2.   CLAYMORE'S COVENANTS.

     (a) Claymore covenants and agrees that, in connection with providing the services as described in the first paragraph above ("permitted activities"), Claymore will engage in the permitted activities solely with (i) registered broker-dealers or (ii) persons that are not required to be registered broker-dealers in order for Claymore to engage in the permitted activities with such persons.

     (b) Claymore covenants and agrees that it will not make any written representations or provide any written information to any person concerning the Fund other than those contained in the Fund's registration statement on Form N-2 relating to the Common Shares, as amended from time to time (the "Registration Statement"), or any marketing materials approved by the Fund and the Investment Manager.

     (c) Claymore covenants and agrees to use information provided by the Fund or the Investment Manager only in the manner intended (e.g., documents marked "internal use only" will not be disseminated to any person other than a registered broker-dealer).

     (d) Claymore represents and agrees that, during the pendency of the initial offering period of the Fund, Claymore has not engaged, and will not engage, directly or indirectly, in any activities that would result in, or otherwise assist in, the formation, registration, marketing or sale of any open- or closed-end registered management investment company investing primarily in U.S. Treasury Inflation Protected Securities, global linkers or other inflation-linked bonds.

3.   INDEPENDENT CONTRACTOR.

          Neither the Investment Manager nor the Fund shall be liable for any acts of Claymore or any employee or agent of Claymore, and nothing contained herein shall be construed as creating, or be deemed to create, the relationship of employer and employee between Claymore and the Fund or the Investment Manager, nor any agency, joint venture, or partnership among the parties. Claymore shall at all times be and be deemed to be an independent contractor. Claymore, its employees and agents shall under no circumstances have any authority to act for or to bind the Investment Manager or the Fund in any way or to sign the name of the Investment Manager or the Fund or to represent that the Investment Manager or the Fund is in any way responsible for the acts or omissions of Claymore. Claymore shall not be required to devote any minimum amount of time to performing its obligations under this Agreement.

4.   REPRESENTATIONS AND WARRANTIES BY THE INVESTMENT ADVISER.

          The Investment Adviser represents and warrants to the Investment Manager and the Fund as of the date hereof to the same extent as those representations and warranties made by the Investment Adviser set forth in
Section 1(c) of the purchase agreement dated as of February 24, 2004 (the "Purchase Agreement") among the Fund, the Investment Adviser, the Investment Manager and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the underwriters listed on Schedule A thereto, as if set forth in full herein; provided, however, that each such representation and warranty that refers to "this Agreement" in such Section 1(c) shall, for purposes of this Expense Reimbursement and Underwriter Participation Agreement, be

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deemed to refer both to the Purchase Agreement and to this Expense Reimbursement and Underwriter Participation Agreement.

5.   REPRESENTATIONS AND WARRANTIES BY THE INVESTMENT MANAGER.

          The Investment Manager represents and warrants to the Investment Adviser and the Fund as of the date hereof to the same extent as those representations and warranties made by the Investment Manager set forth in
Section 1(b) of the Purchase Agreement, as if set forth in full herein; provided, however, that each such representation and warranty that refers to "this Agreement" in such Section 1(b) shall, for purposes of this Expense Reimbursement and Underwriter Participation Agreement, be deemed to refer both to the Purchase Agreement and to this Expense Reimbursement and Underwriter Participation Agreement.

6.   INDEMNIFICATION.

     (a) Claymore shall indemnify and hold harmless the Fund, the Investment Manager and their respective affiliates, shareholders, officers, trustees, directors, agents and employees from and against any losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) to which they may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any breach by Claymore of any provision of this Agreement;
(ii) any willful misfeasance or gross negligence by Claymore in the performance of its duties and obligations hereunder; (iii) any violation of any applicable law by Claymore and its employees, agents or representatives;
(iv) actions or claims (for expenses or otherwise) arising out of or based upon the Purchase Agreement, but only to the extent such actions or claims arise out of or are based upon an act or omission by Claymore, or (v) any acts or omissions of the Investment Manager or the Fund and their respective affiliates, partners, shareholders, officers, directors, agents and employees taken or not taken, as the case may be, in reliance upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's Registration Statement or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (as defined in the Purchase Agreement), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, such statement or omission relates to Claymore or the services it provides to the Fund and/or the Investment Manager.

     (b) The Fund shall indemnify and hold harmless Claymore, the Investment Manager and the Investment Adviser and their affiliates, shareholders, officers, directors, agents and employees from and against any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) to which they may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any material breach by the Fund of any provision of this Agreement; (ii) any willful misfeasance or gross negligence by the Fund in the performance of its duties and obligations hereunder; or (iii) any violation of any applicable law by the Fund, its employees, agents or representatives other than Claymore, the Investment Adviser, the Investment Manager,

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and in each case other than any such breach, willful misfeasance, gross negligence or violation caused by an act or omission of Claymore, the Investment Adviser or the Investment Manager.

     (c) The Investment Manager shall indemnify and hold harmless Claymore and the Investment Adviser and their affiliates, shareholders, officers, directors, agents and employees from and against any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) to which they may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any material breach by the Investment Manager of any provision of this Agreement; (ii) any willful misfeasance or gross negligence by the Investment Manager in the performance of its duties and obligations hereunder;
(iii) any violation of any applicable law in relation to the Fund by the Investment Manager, its employees, agents or representatives; or (iv) actions or claims (for expenses or otherwise) arising out of or based upon the Purchase Agreement, but only to the extent such actions or claims arise out of or are based upon an act or omission by the Investment Manager.

     (d) Each Claymore Party shall indemnify and hold harmless the Fund, the Investment Manager and their affiliates, shareholders, officers, directors, agents and employees from and against any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) to which they may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any material breach by the Investment Adviser of any provision of this Agreement; (ii) any willful misfeasance or gross negligence by the Investment Adviser in the performance of its duties and obligations hereunder; (iii) any violation of any applicable law in relation to the Fund by the Investment Adviser, its employees, agents or representatives; or (iv) actions or claims (for expenses or otherwise) arising out of or based upon the Purchase Agreement, but only to the extent such actions or claims arise out of or are based upon an act or omission by the Investment Adviser.

     (e) To the extent that a loss, claim, damage, liability or expense described in Section 6(a)(iv) and 6(d)(iv), on the one hand, and Section 6(c)(iv), on the other hand, arises out of or is based upon an act or omission by both a Claymore Party and the Investment Manager, each party shall indemnify the other in such proportion as is appropriate to reflect the relative fault of the Claymore Party (or Claymore Parties) on the one hand and of the Investment Manager on the other hand that resulted in such loss, claim, damage, liability or expense. The relative fault of the Claymore Party (or Claymore Parties) and the Investment Manager shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the act or omission that resulted in such loss, claim, damage, liability or expense. For avoidance of doubt, the Claymore Parties on the one hand and the Investment Manager on the other hand shall be deemed to be equally involved in the organization and offering of the Fund and the preparation of the preliminary prospectus, the Prospectus and the Registration Statement. Any act or omission by the Fund shall not be attributed to either a Claymore Party or the Investment Manager, unless caused by such party.

     (f) The indemnified party or parties (the "Indemnified Party") shall give notice to the other party or parties (the "Indemnifying Party") promptly after the summons or other first legal process is served on the Indemnified Party for any claim, notice of claim or arbitration demand as

                                        5
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to which indemnity may be sought pursuant to paragraphs (a), (b), (c) and (d) of this Section 6. The Indemnifying Party shall assume the defense of any such claim or any litigation resulting from it, with counsel selected by it with the approval of the Indemnified Party, which approval shall not be unreasonably withheld; provided that the Indemnified Party may participate in such defense at its own expense. The failure of the Indemnified Party to give notice as provided in this paragraph (f) shall not relieve the Indemnifying Party from any liability unless such failure to give proper notice materially prejudices the Indemnifying Party's ability to defend the claim. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation.

7.   FEES.

          The parties agree that their respective costs and expenses in connection with this Agreement shall be addressed as provided in this Section 7. In order for any cost or expense of a party to be properly paid or reimbursed in accordance with this Section 7, such cost or expense must have been reasonably incurred, must be eligible for reimbursement by the Fund under its declaration of trust and bylaws, as amended, the Investment Company Act of 1940 and any other applicable law or regulation, must be accurately accounted for and must be subject to review by the reimbursing or paying party. For purposes of this Agreement, organizational and offering costs and expenses shall include out-of-pocket expenses of the underwriters (including reasonable fees and disbursements of counsel to the underwriters) required to be reimbursed in the event the underwriting agreement relating to an initial public offering ("IPO") of the Fund is terminated under certain circumstances specified therein.

          The Investment Manager hereby agrees to pay 60% of the offering costs (other than the sales load, but including a $.005 per Common Share reimbursement of expenses to the underwriters participating in the IPO) with respect to the Fund (the total of such offering costs being the "Offering Expenses"), and the Investment Adviser hereby agrees to pay 40% of the Offering Expenses. The Investment Manager hereby agrees to pay 60% of the organizational costs with respect to the Fund (the total organizational costs being the "Organizational Expenses"), and the Investment Adviser hereby agrees to pay 40% of the Organizational Expenses. Each of the Investment Manager and Claymore hereby agrees to pay its own travel and marketing costs and expenses related to the offering of the Fund (the total of such travel and marketing costs and expenses being the "Covered Expenses"). Each such expense is subject to reimbursement by the Fund as described below.

          If the sum of (a) Offering Expenses, (b) Organizational Expenses and
(c) Covered Expenses (the aggregate costs and expenses in (a), (b) and (c) being the "Total Expenses") are less than or equal to $0.03 per Common Share sold in the offering (including all Common Shares sold pursuant to the exercise of any over-allotment option granted to the underwriting syndicate) (the "Reimbursement Cap"), the Fund (and not the Investment Manager) will (i) reimburse all Offering, Organizational and Covered Expenses and (ii) to the extent permitted by law and to the extent that the Reimbursement Cap has not been exceeded by the payments pursuant to clause (i) above, pay Claymore for distribution assistance equal to the difference between the Total Expenses and the Reimbursement Cap.

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          If (a) the Offering Expenses plus Organizational Expenses (together, the "Offering/Organizational Expenses") are less than or equal to the Reimbursement Cap and (b) the Total Expenses are greater than the Reimbursement Cap, the Fund (and not the Investment Manager) will (i) reimburse all Offering and Organizational Expenses and (ii) to the extent that the Reimbursement Cap has not been exceeded by the payments pursuant to clause (i) above, reimburse Covered Expenses.

          If (a) the Offering Expenses are less than or equal to the Reimbursement Cap and (b) the Offering/Organizational Expenses are greater than the Reimbursement Cap, the Fund (and not the Investment Manager) will (i) reimburse all Offering Expenses and (ii) to the extent that the Reimbursement Cap has not been exceeded by the payments pursuant to clause (i) above, reimburse Organizational Expenses.

          If the Offering Expenses are greater than the Reimbursement Cap, the Fund will reimburse all Offering Expenses in an amount equal to the Reimbursement Cap.

          Any Offering Expenses to be reimbursed will be allocated between the Investment Manager and the Investment Adviser in the same proportion that each such party's payment of Offering Expenses bears to the sum of the Offering Expenses paid by the Investment Manager and the Investment Adviser. Any Organizational Expenses to be reimbursed will be allocated between the Investment Manager and the Investment Adviser in the same proportion that each such party's payment of Organizational Expenses bears to the sum of the Organizational Expenses paid by the Investment Manager and the Investment Adviser. Any Covered Expenses to be reimbursed will be allocated between the Investment Manager and Claymore in the same proportion that each such party's Covered Expenses bears to the sum of the Covered Expenses of the Investment Manager and Claymore.

          The amounts paid by the Fund to Claymore for its distribution services (including its Covered Expenses) will not exceed .10% of the public offering price of the Common Shares sold in the offering (including all Common Shares sold pursuant to the exercise of any over-allotment option granted to the underwriting syndicate).

          At no time will the Investment Manager be responsible for all or any portion of any payment to Claymore for distribution assistance (even if the Total Expenses exceed the Reimbursement Cap).

8.   NOTICES.

          Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified first class mail, return receipt requested, nationally recognized overnight courier service, or by facsimile, electronic mail or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Fund, the Investment Manager, the Investment Adviser and Claymore shall be given or sent to the addresses set forth below.

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          If to the Fund:

                  Western Asset/Claymore U.S. Treasury
                  Inflation Protected Securities Fund 2
                  c/o Western Asset Management Company
                  385 East Colorado Boulevard
                  Pasadena, CA  91101
                  Attention:  Gregory B. McShea
                  Telephone No.:  626.844.9985
                  Fax No.:  626.844.8265

          If to the Investment Manager:

                  Western Asset Management Company
                  385 East Colorado Boulevard
                  Pasadena, CA  91101
                  Attention:  James W. Hirschmann III
                  Telephone No.:  626.844.9515
                  Fax No.:  626.844.9915

          If to Claymore:

                  Claymore Securities, Inc.
                  210 N. Hale Street
                  Wheaton, Illinois  60187
                  Attention: Nicholas Dalmaso
                  Telephone No.:  630.315.2036
                  Fax No.:  630.784.6303
                  e-mail: ndalmaso@claymoresecurities.com

          If to the Investment Adviser:

                  Claymore Advisors, LLC
                  210 N. Hale Street
                  Wheaton, Illinois  60187
                  Attention: Nicholas Dalmaso
                  Telephone No.:  630.315.2036
                  Fax No.:  630.784.6303
                  e-mail: ndalmaso@claymoresecurities.com

9.   TERMINATION AND AMENDMENT.

     (a) This Agreement shall become effective as of the date set forth above and may be terminated by the Fund or the Investment Manager upon 30 days notice in writing to Claymore and the Investment Adviser. Sections 6 and 7 hereof shall survive the termination of this Agreement.

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     (b)  This Agreement may be amended only by a writing signed by the parties hereto; provided, however, that Section 7 hereof may not be amended without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters participating in the IPO.

10.  MISCELLANEOUS.

     (a) This Agreement sets forth the entire Agreement between the parties hereto and replaces and supersedes all other understandings, commitments, and agreements relating to the subject matter hereof.

     (b) This Agreement may be assigned by any party hereto only with the prior written consent of the other parties hereto.

     (c) No waiver of any provision of this Agreement or the performance thereof shall be effective unless in writing signed by the party making such waiver or shall be deemed to be a waiver of any other provision or the performance thereof or of any future performance.

     (d) If any provision of this Agreement is determined to be unenforceable, the remaining provisions shall remain enforceable to the extent permissible.

     (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     (f) This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without reference to the conflict of laws principles thereof.

     (g) A copy of the Fund's Agreement and Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement has been executed on behalf of the Fund by an officer of the Fund as an officer and not individually and the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund.

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          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.


WESTERN ASSET/CLAYMORE U.S. TREASURY
INFLATION PROTECTED SECURITIES FUND 2


By:
   ---------------------------------------
   Name:
   Title:


CLAYMORE SECURITIES, INC.


By:
   ---------------------------------------
   Name: Nicholas Dalmaso
   Title: Senior Managing Director and General Counsel


CLAYMORE ADVISORS, LLC


By:
   ---------------------------------------
   Name:
   Title:


WESTERN ASSET MANAGEMENT COMPANY


By:
   ---------------------------------------
   Name:
   Title: